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                                                                      Exhibit 16

July 3, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read paragraphs 2, 3 and 4 included in the Form 6-K dated July 3, 2002 of QIAGEN N.V. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP
Los Angeles, California

cc: Mr. Peer M. Schatz, Chief Financial Officer